Exhibit 99.28(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 85 to Registration Statement No. 033-58846 on Form N-1A of our report dated December 22, 2016, relating to the financial statements and financial highlights of Lord Abbett Securities Trust, including Lord Abbett Alpha Strategy Fund, Lord Abbett Fundamental Equity Fund, Lord Abbett Growth Leaders Fund, Lord Abbett International Core Equity Fund, Lord Abbett International Dividend Income Fund, Lord Abbett International Opportunities Fund, Lord Abbett Value Opportunities Fund, Lord Abbett Micro Cap Growth Fund, and Lord Abbett Micro Cap Value Fund, appearing in the Annual Report on Form N-CSR of Lord Abbett Securities Trust for the year ended October 31, 2016 and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York

February 23, 2017